Exhibit 10.6

TERMINAL OPERATING AGREEMENT

This TERMINAL OPERATING AGREEMENT (“Operating Agreement”), dated as of                      , 2013, is by and among SPRAGUE MASSACHUSETTS PROPERTIES LLC (“SPRAGUE MASSACHUSETTS”), a Delaware limited liability company, having its principal place of business at 2 International Drive, Suite 200, Portsmouth, New Hampshire 03801, SPRAGUE RESOURCES HOLDINGS LLC (“SPRAGUE HOLDINGS”), a Delaware limited liability company, having its principal place of business at 2 International Drive, Suite 200, Portsmouth, New Hampshire 03801, and SPRAGUE OPERATING RESOURCES LLC (“SPRAGUE OPERATING RESOURCES”), a Delaware limited liability company, having its principal place of business at 2 International Drive, Suite 200, Portsmouth, New Hampshire, 03801. SPRAGUE RESOURCES, SPRAGUE HOLDINGS and SPRAGUE MASSACHUSETTS are collectively referred to herein as the “Parties.”

WITNESSETH:

WHEREAS SPRAGUE HOLDINGS owns a certain oil terminal located at Cannon Street in New Bedford, mailing address 30 Pine Street, New Bedford, Massachusetts, 02740, which is more fully described below (the “Oil Terminal”);

WHEREAS SPRAGUE HOLDINGS desires to enter into this Operating Agreement covering the Oil Terminal with SPRAGUE OPERATING RESOURCES and SPRAGUE OPERATING RESOURCES desires to operate and maintain said Oil Terminal; and

WHEREAS SPRAGUE MASSACHUSETTS is the owner of that certain real estate on which the Oil Terminal is located, and acknowledges that SPRAGUE HOLDINGS desires to enter into this Operating Agreement covering the Oil Terminal with SPRAGUE OPERATING RESOURCES and SPRAGUE OPERATING RESOURCES desires to operate and maintain said Oil Terminal.

NOW, THEREFORE, in consideration of the mutual promises herein contained, SPRAGUE HOLDINGS, SPRAGUE OPERATING RESOURCES and SPRAGUE MASSACHUSETTS agree as follows:

1.      DEFINITIONS.

Each term or expression set forth below in this Section 1 has the meaning stated immediately after it.

Authorizations. All franchises, licenses, permits and other governmental consents issued by Governmental Authorities pursuant to Legal Requirements which are or may be required for the ownership, use and occupancy of the Oil Terminal and for the operation, maintenance, repair and reconstruction of facilities thereon, including, without limitation, the purchase, sale, transportation, storage, loading and off-loading of petroleum products (hereinafter, “Oil”).

Governmental Authority. The United States of America, the Commonwealth of Massachusetts, the City of New Bedford, Massachusetts, and any political subdivision thereof and any agency, department, commission, court, board, bureau or instrumentality of any of them.

Insurance Requirements. All terms of any policy of insurance maintained by SPRAGUE OPERATING RESOURCES and applicable to the Oil Terminal and any building, structure or improvement thereon and all requirements of the issuer of any such policy and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting any condition, operation, use of occupancy of the Oil Terminal (including, without limitation, the purchase, sale, transportation, storage, loading and off-loading of Oil) and any building, structure or improvement thereon, or any part or parts of either.

Legal Requirements. All statutes, codes, ordinances (and all rules and regulations thereunder), all executive orders and other administrative orders, judgments, decrees, injunctions and other Judicial orders of or by any Governmental Authority which may at any time be applicable to parts or appurtenances of the Oil Terminal or to any condition or use thereof including, without limitation, the purchase, sale, transportation, storage, loading and off-loading of Oil, and the provisions of all Authorizations.

Oil Terminal. The premises described in Exhibit A hereto, as well as all property, facilities and activities associated with the receipt, storage, processing, transfer and dispensing of Oil by SPRAGUE OPERATING RESOURCES.

Taxes. All taxes, including but not limited to real estate and personal property taxes, petroleum storage license fees, and registration fees, special and general assessments, water rents, rates and charges, sewer rents, and other impositions imposed by any Governmental Authority and charges of every kind and nature whatsoever, extraordinary as well as ordinary and each and every installment thereof which shall during and with respect to the period of the term of this Operating Agreement be charged, levied, laid, assessed, imposed, become due and payable or become liens upon or for or with respect to the Oil Terminal or any part thereof, appurtenances or equipment owned by SPRAGUE OPERATING RESOURCES thereon or therein or any part thereof or on this Operating Agreement, together with all interest and penalties thereon under or by virtue of all present or future Legal Requirements and any sales tax, gross receipt tax or tax of a similar nature based on a percentage fraction or capitalized value of the Operating Fees, as said Operating Fees is defined in Section 4 hereunder. Provided, however, Taxes shall not be construed to include inheritance, estate, excise, succession, transfer, gift, franchise, income, gross receipt, or profit taxes that are or may be imposed upon SPRAGUE HOLDINGS or SPRAGUE MASSACHUSETTS, their respective successors or assigns.

2.      OPERATING AGREEMENT OF OIL TERMINAL AND RECITATION OF GENERAL CONTRACT FRAMEWORK.

2.1      Operating Agreement of Oil Terminal and Term.

(i)	Initial Term. SPRAGUE MASSACHUSETTS and SPRAGUE HOLDINGS do hereby enter into this Operating Agreement with SPRAGUE OPERATING RESOURCES upon the terms herein contained for a term of five (5) years, commencing , 2013 (the “Initial Term”), as such Initial Term may be extended pursuant to the provisions of Section 2.3 hereof, and subject to earlier termination as is set forth herein.

(ii)	Early Termination By SPRAGUE OPERATING RESOURCES or SPRAGUE HOLDINGS. In addition to the rights of early termination as described in Articles 17, 19 and 20 hereof, SPRAGUE OPERATING RESOURCES or SPRAGUE HOLDINGS shall have the right to terminate this Operating Agreement at any point during the Extension Term, by giving notice to the other party. Upon the giving of such notice, this Operating Agreement shall terminate sixty (60) days from the date of said notice without recourse to the parties and specifically not subject to reimbursement of any costs by either party to any of the Parties.

(iii)	Early Termination By SPRAGUE MASSACHUSETTS and SPRAGUE HOLDINGS. SPRAGUE MASSACHUSETTS and SPRAGUE HOLDINGS shall also have the right to terminate this Operating Agreement during the Initial Term or the Extension Term upon sixty (60) days notice to SPRAGUE OPERATING RESOURCES in writing, without recourse to SPRAGUE OPERATING RESOURCES, if such termination is necessary, in the sole discretion of SPRAGUE MASSACHUSETTS and SPRAGUE HOLDINGS, to facilitate the sale, (except for the purposes of a lease associated with continued oil terminal operations by another party) or development of the Oil Terminal. Upon the giving of such notice, this Operating Agreement shall terminate sixty (60) days from the date of said notice without recourse to the Parties and specifically not subject to reimbursement of any costs by either party to any of the Parties.

2.2      Consideration. SPRAGUE OPERATING RESOURCES shall compensate SPRAGUE HOLDINGS for the use and benefit of this Operating Agreement by (i) performing the operation and maintenance obligations described herein; and (ii) paying all Operating Fees due pursuant to Article 4 hereof.

2.3      Extension of Term. Provided SPRAGUE OPERATING RESOURCES is not in default of any of its duties or obligations under this Operating Agreement, SPRAGUE OPERATING RESOURCES shall have the right to extend the Term of this Operating Agreement for an additional five (5) year period following the expiration of the Initial Term hereof (such additional period, the “Extension Term”, and, together with the Initial Term, the “Term”). The terms and conditions of this Operating Agreement shall govern the rights and obligations of the parties during such Extension Term.

3.      COST DEFINITION AND DETERMINATION.

Costs shall be determined in accordance with generally accepted accounting principles, consistently applied, and shall include operating and maintenance costs (“O & M Costs”). O & M Costs will normally be incurred by SPRAGUE OPERATING RESOURCES, but may also include O & M Costs incurred by SPRAGUE HOLDINGS or SPRAGUE MASSACHUSETTS to the extent that SPRAGUE OPERATING RESOURCES requests assistance by SPRAGUE HOLDINGS or SPRAGUE MASSACHUSETTS or to the extent that SPRAGUE HOLDINGS or SPRAGUE MASSACHUSETTS undertakes to perform operation and maintenance not being satisfactorily undertaken by SPRAGUE OPERATING RESOURCES, SPRAGUE HOLDINGS or SPRAGUE MASSACHUSETTS, as applicable, shall give SPRAGUE OPERATING RESOURCES notice of the unsatisfactory nature of SPRAGUE OPERATING RESOURCES’ operation and maintenance activity and a reasonable opportunity to cure same. SPRAGUE OPERATING RESOURCES will provide SPRAGUE HOLDINGS with a Monthly Throughput Report. “Throughput” shall mean the total volume of Oil sold or otherwise dispensed from the Oil Terminal.

4.      OPERATING FEES.

SPRAGUE OPERATING RESOURCES shall satisfy its obligation to pay Operating Fees to SPRAGUE HOLDINGS (i) by paying to SPRAGUE MASSACHUSETTS the sum of $15,200.00 per month (subject to adjustment as provided below) (the “Operating Fees”); (ii) by being responsible for ordinary maintenance and repairs to the Oil Terminal; and, (iii) by paying to SPRAGUE MASSACHUSETTS the amount of real estate taxes levied against the Oil Terminal. The Operating Fees specified in item (i) above shall be subject to adjustment as follows: Commencing on July 1, 2014, and thereafter on July 1 of each year during the Term of this Operating Agreement, the aforementioned sum shall be increased in accordance with the percentage increase of the Consumer Price Index, All Urban Consumers (CPI-U) Region I, Boston Index, for the previous year (July 1, 2013-June 30). Provided, however, to the extent such increase in any one year (as calculated as described in the immediately preceding sentence) exceeds 6%, SPRAGUE OPERATING RESOURCES shall have the right, but not the obligation, to request renegotiation of this Operating Agreement. In the event such renegotiation fails to result in the establishment of new terms acceptable to SPRAGUE OPERATING RESOURCES, SPRAGUE OPERATING RESOURCES may terminate this Operating Agreement upon the provision of twelve (12) months advance written notice to SPRAGUE HOLDINGS.

It is understood that this Operating Agreement is in the nature of a net Operating Agreement and that such Operating Fees is to be net to SPRAGUE MASSACHUSETTS and, accordingly, SPRAGUE OPERATING RESOURCES shall bear all costs relating to the Oil Terminal whether or not specified expressly herein, including, without by way of limitation, Taxes. In the event SPRAGUE OPERATING RESOURCES holds over following the expiration or termination of this Operating Agreement, SPRAGUE OPERATING RESOURCES shall be a tenant at sufferance subject to all the terms of this Operating Agreement. SPRAGUE OPERATING RESOURCES shall also pay all public, special or betterment assessments levied or assessed by any municipality or other governmental authority associated with the Oil Terminal during the Term.

5.      UTILITIES.

All utilities will be secured and paid for by SPRAGUE OPERATING RESOURCES for its own account.

6.      ALLOWED USES/ PROHIBITED CONDITIONS.

6.1      Allowed Use. Use of the Oil Terminal by SPRAGUE OPERATING RESOURCES shall be limited to SPRAGUE OPERATING RESOURCES receipt, storage, processing and dispensing of Oil only in direct relationship to SPRAGUE OPERATING RESOURCES own oil distribution business. Any other use, without first obtaining the written consent of SPRAGUE HOLDINGS, is prohibited. SPRAGUE OPERATING RESOURCES use of the Oil Terminal will be in accordance with sound petroleum industry standards as in effect from time to time.

6.2      Prohibited Conditions. SPRAGUE OPERATING RESOURCES shall not commit any nuisance, nor permit the emission of any objectionable noise or odor, nor make or suffer any waste,

nor make any use of the Oil Terminal which is contrary to any law or ordinance or which would cause the cancellation of insurance coverage of any of the Parties hereto. SPRAGUE OPERATING RESOURCES shall not use any portion of the Oil Terminal for the use, generation, treatment, storage or disposal of “oil” (except the product defined as “Oil” herein), “hazardous material”, “hazardous waste”, or “hazardous substances”, as the same are defined under state or federal law or regulation. SPRAGUE OPERATING RESOURCES shall not place any sign or advertisement at the Oil Terminal without first obtaining the written consent of SPRAGUE HOLDINGS.

7.      MAINTENANCE AND REPAIRS.

SPRAGUE OPERATING RESOURCES accepts the Oil Terminal on an “as-is” basis. SPRAGUE OPERATING RESOURCES shall be responsible, at its own cost and expense, subject, however, to the receipt of proceeds referred to in Section 11 to the extent available, to keep and maintain the Oil Terminal in good operating condition and repair in accordance with sound petroleum industry standards and shall use all reasonable precaution to prevent waste, damage or injury.

8.      REQUIREMENTS OF PUBLIC AUTHORITY.

8.1.      Legal Requirements. SPRAGUE OPERATING RESOURCES routinely shall review, be alert to and promptly observe and comply with all applicable Legal Requirements of any Governmental Authority affecting use of the Oil Terminal at its own cost and expense including without limitation thereto all Legal Requirements in respect to environmental or water pollution control, testing and inspection of Oil Terminal facilities at required intervals, maintaining records and reporting the results of said tests and inspections to appropriate Governmental Authorities. SPRAGUE OPERATING RESOURCES shall keep the Oil Terminal equipped with all safety and preventive appliances required by said Legal Requirements or Insurance Requirements. SPRAGUE OPERATING RESOURCES shall pay all costs, expenses, liabilities, losses, damages, fines, penalties, claims and demands that may in any manner arise out of or be imposed because of the failure of SPRAGUE OPERATING RESOURCES to comply with the covenants of this Section 8. SPRAGUE HOLDINGS, to the extent required by law to do so, shall also comply with the covenants of this Section 8 relating to property of SPRAGUE HOLDINGS.

8.2      Contests. SPRAGUE OPERATING RESOURCES shall have the right to contest by appropriate legal proceedings diligently conducted in good faith, in the name of SPRAGUE OPERATING RESOURCES, SPRAGUE HOLDINGS (if legally required) or SPRAGUE MASSACHUSETTS (if legally required), or each of the Parties hereto (if legally required), without cost, expense, liability or damage to SPRAGUE MASSACHUSETTS, the validity or application of any Legal Requirement and, if by the terms of any such Legal Requirement, compliance therewith may be delayed pending the prosecution of any such proceedings without subjecting the Oil Terminal or any other property of SPRAGUE HOLDINGS to any lien, sanction, or other encumbrance, SPRAGUE OPERATING RESOURCES may delay such compliance therewith until the final determination of such proceedings.

8.3      SPRAGUE HOLDINGS’ Assistance. SPRAGUE HOLDINGS shall execute and deliver any appropriate papers or other instruments which may be necessary or proper to permit SPRAGUE OPERATING RESOURCES to so contest the validity or application of any such Legal Requirement and to fully cooperate with SPRAGUE OPERATING RESOURCES in such contest.

8.4      SPRAGUE OPERATING RESOURCES’ Default. If SPRAGUE OPERATING RESOURCES shall fail to comply as specified in the preceding subsection 8.1, SPRAGUE HOLDINGS may take such action as may be required and SPRAGUE OPERATING RESOURCES shall reimburse SPRAGUE HOLDINGS upon demand for the cost thereof.

8.5      Alterations and Additions. If compliance with all Legal Requirements, Insurance Requirements or industry standards as specified in subsection 8.1 requires substantial alterations, additions to, reconstruction or replacement of Oil Terminal facilities (“Alterations”), SPRAGUE OPERATING RESOURCES shall be responsible to recommend such Alterations to SPRAGUE HOLDINGS; and such Alterations shall be made, at the direction of SPRAGUE HOLDINGS, either by SPRAGUE HOLDINGS or by SPRAGUE OPERATING RESOURCES. The costs arising under this subsection 8.5 in respect of Alterations shall be borne solely by SPRAGUE OPERATING RESOURCES.

9.      PERMITS.

SPRAGUE OPERATING RESOURCES shall be responsible for obtaining at its own expense any and all necessary Authorizations. The effectiveness of this Operating Agreement and the terms hereof shall be subject to the obtaining of all such Authorizations and to the regulation of all Governmental Authorities having Jurisdiction in the Oil Terminal.

10.      PAYMENT AND ACCOUNTING RECORDS.

10.1      Payment. SPRAGUE OPERATING RESOURCES shall pay SPRAGUE HOLDINGS its Operating Fees upon receipt of invoice, but in no event later than 10 days from date of receipt by SPRAGUE OPERATING RESOURCES. SPRAGUE HOLDINGS will likewise pay SPRAGUE OPERATING RESOURCES any other amount due under this Operating Agreement in no event later than ten (10) days from date of receipt by SPRAGUE OPERATING RESOURCES. Any amount not paid when due shall be subject to a late payment charge equivalent to one and one-half per cent (1.5%) per month accruing from the due date through the actual payment date.

10.2      Inspection and Financial Information. SPRAGUE HOLDINGS may, at any time and at its own expense, examine the accounts and records kept by SPRAGUE OPERATING RESOURCES with respect to the Oil Terminal, either by designated accounting personnel of SPRAGUE HOLDINGS or by an independent certified public accountant, and SPRAGUE OPERATING RESOURCES shall make such accounts and records available at its offices at reasonable times for such purposes. SPRAGUE OPERATING RESOURCES shall provide SPRAGUE HOLDINGS with a copy of its normal corporate certified annual report by its independent certified public accountant as soon as the same is available.

11.      INSURANCE.

11.1      Coverage. SPRAGUE OPERATING RESOURCES shall maintain, or cause to be maintained, at SPRAGUE OPERATING RESOURCES expense, for the entire term of this Operating Agreement, insurance from reputable insurance companies, general liability insurance coverage applicable to operations, maintenance, repair and improvement work attendant to the use of the Oil Terminal, as well as fire and casualty coverage for the Oil Terminal, and oil pollution and environmental impairment insurance coverage for all Oil Terminal activities, as specified in Exhibit B hereto; and SPRAGUE OPERATING RESOURCES shall furnish SPRAGUE HOLDINGS satisfactory evidence of such coverage being provided by SPRAGUE OPERATING RESOURCES upon demand, prior to the time it is due and 30 days prior to the date when renewal of same is to be effective. All such insurance shall be executed under valid and enforceable policies issued by insurers rated at least B + VIII (or assigned a comparable rating by any successor company with similar standards) or appearing on the approved list of a reputable broker.

11.2      Insureds and Waiver of Rights. All insurance set forth in this Section 11 shall include SPRAGUE HOLDINGS, SPRAGUE MASSACHUSETTS and SPRAGUE OPERATING RESOURCES as insureds and a waiver of insurer’s rights of subrogation against such insureds for loss or damage even though due to the negligence of said parties or any of them.

11.3      Settlement of Claims. The Parties hereto agree to cooperate fully in the settlement of claims under insurance obtained by SPRAGUE OPERATING RESOURCES.

11.4      Contractor’s Insurance. SPRAGUE OPERATING RESOURCES shall ensure that all contractors performing work at the Oil Terminal possess commercial liability insurance, worker’s compensation insurance, motor vehicle insurance, and such other insurance in form and amount reasonably acceptable to SPRAGUE HOLDINGS.

12.      MORTGAGEE’S RIGHTS.

This Operating Agreement shall be subject and subordinate at all times to any lien of mortgages that may hereafter be made a lien of the Oil Terminal by SPRAGUE HOLDINGS; provided, however, that no such mortgage shall impair the use and operation of the Oil Terminal as contemplated hereby, as long as SPRAGUE OPERATING RESOURCES is not in default of the Operating Agreement. Although no instrument or act on the part of SPRAGUE OPERATING RESOURCES shall be necessary to effectuate such subordination, SPRAGUE OPERATING RESOURCES will execute and deliver, nevertheless, such further instrument or instruments, as may be requested from time to time by SPRAGUE HOLDINGS at its own expense, as may be reasonably required by any mortgagee of the Oil Terminal.

13.    LIENS.

13.1    Covenant Against Liens. SPRAGUE OPERATING RESOURCES shall not make, allow or suffer, nor shall any person acquire through SPRAGUE OPERATING RESOURCES, any lien, including liens of mechanics or material men for work done on behalf of SPRAGUE OPERATING RESOURCES on the Oil Terminal, mortgage or security interest in nor will SPRAGUE OPERATING RESOURCES sell, convey or assign any interest in the Oil Terminal or in any buildings or other structures, replacements, changes, additions or improvements thereto or in fixtures thereon. Notwithstanding such restriction, if because of any act or omission of SPRAGUE OPERATING RESOURCES, any mechanic’s lien or other lien, notice of contract, charge or order for payment of money shall be filed against any portion of the Oil Terminal, without the written consent of SPRAGUE HOLDINGS, SPRAGUE OPERATING RESOURCES shall, at its own cost and expense, cause the same to be discharged of record within fourteen (14) days after notice of the filing thereof.

13.2    Right to Discharge. Without otherwise limiting any other remedy of SPRAGUE HOLDINGS for default hereunder, if SPRAGUE OPERATING RESOURCES shall fail to cause such liens to be discharged or recorded within the aforesaid fourteen (14) day period or to satisfy such liens within fourteen (14) days after any Judgment in favor of such lien holders from which no further appeal might be taken, then SPRAGUE HOLDINGS shall have the right to cause the same to be discharged. All amounts paid by SPRAGUE HOLDINGS to cause such liens to be discharged shall constitute Additional Operating Fees.

14.    INFORMATION AND ACCESS.

SPRAGUE OPERATING RESOURCES will render periodic reports to and keep SPRAGUE HOLDINGS fully informed in respect to the Oil Terminal including, without limitation, the level of performance, the general condition of maintenance and reliability, qualification and training of personnel, maintenance of safety and operating records, and plans for modification of facilities or procedures in connection therewith. SPRAGUE OPERATING RESOURCES shall promptly provide SPRAGUE HOLDINGS upon request with any and all operating manuals, records, memoranda, reports, plans, designs and other documentation or information in respect to the Oil Terminal which SPRAGUE HOLDINGS deems reasonably necessary. SPRAGUE OPERATING RESOURCES will notify SPRAGUE HOLDINGS of any material problems or developments with respect to the operation and maintenance of the Oil Terminal. SPRAGUE HOLDINGS or its agents and designees shall have the right, but not the obligation, to enter upon the Oil Terminal at all reasonable times and; in a reasonable manner during ordinary business hours to examine same, provided such access shall not unreasonably interfere with the efficient maintenance and operation of the Oil Terminal as contemplated hereby.

15.    INDEMNITY.

15.1    SPRAGUE OPERATING RESOURCES’ Property. Any property of any kind owned by SPRAGUE OPERATING RESOURCES that may be on the premises of the Oil Terminal shall be at the sole risk of SPRAGUE OPERATING RESOURCES.

15.2    Spillage. SPRAGUE OPERATING RESOURCES will defend, save SPRAGUE HOLDINGS and its affiliates, SPRAGUE MASSACHUSETTS and Sprague Massachusetts Gas Company (the “Indemnitees”), as owners of the Oil Terminal, the real estate on which the Oil Terminal is located and the adjacent property, harmless and indemnified: from and against all loss or damage caused by SPRAGUE OPERATING RESOURCES, its agents or contractors occasioned by (a) the use or misuse or abuse of water brought in through pipes or wells for use on the Oil Terminal or of the plumbing, heating or other apparatus, electric or other fixtures; (b) the bursting or leaking of any pipes; or (c) a nuisance, including oil leakage and spillage, made or suffered on the Oil Terminal or adjacent property of Indemnitees, or in the immediate vicinity of the foregoing, arising out of the operation of SPRAGUE OPERATING RESOURCES, except as may have been caused by the negligence of an Indemnitee, its agents and employees.

15.3    SPRAGUE OPERATING RESOURCES Indemnity. SPRAGUE OPERATING RESOURCES shall indemnify, save harmless, and defend the Indemnitees from and against any and all liability, damage, penalties or judgments and from and against any claims, actions, proceedings and expenses and costs in connection therewith, including reasonable counsel fees, arising from any injury to person or property sustained by anyone in and about the Oil Terminal or the approaches appurtenant or adjacent thereto, or other appurtenances used in connection therewith, or associated with the operation of the Oil Terminal, resulting from any act or acts or omissions of SPRAGUE OPERATING RESOURCES, its officers, agents, servants, employees, contractors, lessees, customers, or invitees of any nature. SPRAGUE OPERATING RESOURCES shall, at its own cost and expense, defend any and all suits or actions (just or unjust) which may be brought against an Indemnitee or in which an Indemnitee may be impleaded with others arising from any such act or omission of SPRAGUE OPERATING RESOURCES, its officers, agents, servants, employees, contractors or invitees of any nature. The representations, covenants and warranties contained in this paragraph 15.3 shall survive the termination of this Operating Agreement.

15.4    SPRAGUE HOLDINGS’ and SPRAGUE MASSACHUSETTS’ Indemnity. SPRAGUE HOLDINGS and SPRAGUE MASSACHUSETTS, jointly and severally, shall indemnify, save harmless, and defend SPRAGUE OPERATING RESOURCES from and against any and all liability, damage, penalties or judgments and from and against any claims, actions, proceedings and expenses and costs in connection therewith, including reasonable counsel fees, arising from injury to person or property sustained by anyone in and about the Oil Terminal or the approaches appurtenant or adjacent thereto, or other appurtenances used in connection therewith, resulting from any act or acts or omissions of SPRAGUE HOLDINGS and SPRAGUE MASSACHUSETTS, jointly and severally, their respective officers, agents, servants, employees, contractors, or invitees of any nature. SPRAGUE HOLDINGS and SPRAGUE MASSACHUSETTS, jointly and severally, shall, at their own cost and expense, defend any and all suits or actions (just or unjust) which may be brought against SPRAGUE OPERATING RESOURCES or in which SPRAGUE OPERATING RESOURCES may be impleaded with others upon any such act or omission of SPRAGUE HOLDINGS and SPRAGUE MASSACHUSETTS, jointly and severally, their respective officers, agents, servants, employees, contractors, or invitees of any nature. The representations, covenants and warranties contained in this paragraph 15.4 shall survive the termination of this Operating Agreement.

16.    ASSIGNMENT OR OTHER TRANSFER.

SPRAGUE OPERATING RESOURCES covenants that, during this Operating Agreement and for such further time as SPRAGUE OPERATING RESOURCES shall hold the Oil Terminal or any part thereof, SPRAGUE OPERATING RESOURCES will not assign or encumber this Operating Agreement nor sublet the whole or any part of the Oil Terminal without first obtaining on each occasion the written consent of SPRAGUE HOLDINGS. SPRAGUE HOLDINGS may assign the Operating Agreement or otherwise transfer its interest in the Oil Terminal with notice to SPRAGUE OPERATING RESOURCES.

17.    TAKINGS FOR PUBLIC USE.

If the Oil Terminal, or any substantial part thereof, shall be taken by eminent domain, in pais or otherwise, this Operating Agreement and the Term shall terminate, but if upon a taking this Operating Agreement does not terminate, SPRAGUE OPERATING RESOURCES shall assign to SPRAGUE HOLDINGS any rights for compensation for property of SPRAGUE HOLDINGS, whether real or personal, so taken. If any such taking affects SPRAGUE OPERATING RESOURCES use, SPRAGUE OPERATING RESOURCES shall have the right to terminate and withdraw; provided, however, that such taking is not de minimus or otherwise not substantial in either effect or size in the reasonable opinion of SPRAGUE HOLDINGS.

18.    RIGHT OF ENTRY.

SPRAGUE HOLDINGS may enter the Oil Terminal to view the same, and may remove any placards or signs not otherwise approved, and to make repairs, improvements, alterations or additions thereto pursuant to provisions of this Operating Agreement. Such entry shall not disrupt any legitimate ongoing use of the Oil Terminal.

19.    TERMINATION FOR DEFAULT.

19.1    Defaults. The following shall, if any requirement for the giving of notice or lapse of time or both has not been met, constitute Defaults, and, if such conditions have been met, constitute Events of Default hereunder (notwithstanding any license or any former breach of covenant or waiver of the benefit hereof or consent in a former instance):

(a)	The occurrence of any event set forth in Section 20 hereof;

(b)	The failure of SPRAGUE OPERATING RESOURCES to pay Operating Fees, Additional Operating Fees or any other costs due pursuant to this Operating Agreement, when same shall be due and payable and the continuance of such failure for a period of fifteen [15] days after receipt by SPRAGUE OPERATING RESOURCES of notice in writing from SPRAGUE HOLDINGS specifying such failure;

(c)	The failure of SPRAGUE OPERATING RESOURCES to keep, observe or perform any of the other covenants, conditions and agreements herein contained on SPRAGUE OPERATING RESOURCES part to be kept, observed or performed, or SPRAGUE OPERATING RESOURCES obligation under any agreement relating to the Oil Terminal and the continuance of such failure without the curing of same for a period of 30 days after receipt by SPRAGUE OPERATING RESOURCES from any person or notice in writing specifying in reasonable detail the nature of such failure.

19.2    SPRAGUE HOLDINGS’ Remedies. If an Event of Default shall occur and be continuing, SPRAGUE HOLDINGS may, at its option, give to SPRAGUE OPERATING RESOURCES a notice terminating this Operating Agreement upon a date specified in such notice, which date shall be not less than 3 days, not including any Saturday, Sunday or other day on which commercial establishments in New Bedford, Massachusetts are authorized or required by law or executive order to remain closed (“Business Days”), after the date of receipt by SPRAGUE OPERATING RESOURCES of such notice from SPRAGUE HOLDINGS, and upon the date specified in said notice, the term and estate hereby vested in SPRAGUE OPERATING RESOURCES shall cease and any and all other right, title and interest of SPRAGUE OPERATING RESOURCES hereunder (other than SPRAGUE OPERATING RESOURCES rights pursuant to Section 15.4 hereof) shall likewise cease without further notice of lapse of time, as fully and with like effect as if the entire term of this Operating Agreement had elapsed, but SPRAGUE OPERATING RESOURCES shall continue to be liable to SPRAGUE HOLDINGS as hereinafter provided.

19.3    Further Remedies. Upon any termination of this Operating Agreement pursuant to Section 19.2, or at any time thereafter, SPRAGUE HOLDINGS may, in addition to and without prejudice to any other rights and remedies SPRAGUE HOLDINGS shall have at law or in equity, lawfully enter into and upon the Oil Terminal, or any part thereof in the name of the whole, and repossess the same as of the former estate of SPRAGUE HOLDINGS and expel SPRAGUE OPERATING RESOURCES and those claiming through or under SPRAGUE OPERATING RESOURCES and remove their effects (forcibly, if necessary) in the manner prescribed by the statute relating to summary proceedings, or similar statutes, without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of Operating Fees or proceeding breach of covenant, and upon entry as aforesaid this Operating Agreement shall terminate.

20.    INSOLVENCY.

20.1    Termination for Insolvency. In the event of any receivership, insolvency or bankruptcy proceedings instituted by or against SPRAGUE OPERATING RESOURCES under a bankruptcy, insolvency or other law relating to the relief of the adjustment of indebtedness, rehabilitation or reorganization of debtors or the making of an assignment for the benefit of creditors by SPRAGUE OPERATING RESOURCES or if a decree or order by a court having Jurisdiction in the premises shall be entered approving a petition seeking reorganization of SPRAGUE OPERATING RESOURCES under the Federal Bankruptcy Act or any similar statute applicable to SPRAGUE OPERATING RESOURCES or appointing a receiver or conservator or liquidator or trustee of SPRAGUE OPERATING RESOURCES or of substantially all of the property of SPRAGUE OPERATING RESOURCES (other than a receiver, conservator, liquidator or trustee appointed in a proceeding not based upon insolvency of SPRAGUE OPERATING RESOURCES or upon its inability to pay its debts as they become due), or in the event any execution of attachment shall be issued against SPRAGUE OPERATING RESOURCES or all or substantially all of SPRAGUE OPERATING RESOURCES property whereby the Oil Terminal shall be taken or occupied or attempted to be taken or occupied by some person other than SPRAGUE OPERATING RESOURCES, except as may herein be permitted, and such execution, attachment or occupation shall not be removed within 30 days from the date it first occurs, then SPRAGUE OPERATING RESOURCES shall be deemed to be in breach of this Operating Agreement and this Operating Agreement shall immediately terminate and SPRAGUE HOLDINGS reserves all remedies for breach of this

Operating Agreement.

20.2    Bankruptcy Proceedings. In the event of involuntary bankruptcy or corporate reorganization proceedings against SPRAGUE OPERATING RESOURCES, SPRAGUE HOLDINGS may terminate this Operating Agreement by written election to SPRAGUE OPERATING RESOURCES but not before the earlier of (a) 30 days after the service upon SPRAGUE OPERATING RESOURCES of the initial petition in connection with such proceedings, or (b) the adjudication of insolvency of SPRAGUE OPERATING RESOURCES, but said right to terminate shall not be exercised if such petition shall have been denied and such denial shall not have been reversed; provided, that if such petition or commencement is involuntarily made against SPRAGUE OPERATING RESOURCES and is dismissed within 60 days of the date of such filing of commencement such events shall not constitute an insolvency hereunder.

21.    DAMAGES ON DEFAULT.

21.1    Surrender. Upon expiration, forfeiture, surrender or termination of this Operating Agreement, SPRAGUE OPERATING RESOURCES shall peaceably surrender and deliver up the Oil Terminal together with all personal property attached thereto or customarily used in connection therewith, all as the absolute property of SPRAGUE HOLDINGS, broom clean and in good condition and repair, reasonable wear and tear and casualties not required to be insured against excepted. In addition, upon said expiration, forfeiture, surrender or termination, SPRAGUE OPERATING RESOURCES agrees to waive and release any right or claim to the Oil Terminal or otherwise associated with this Operating Agreement, including, without limitation, any right or claim pursuant to Mass. Gen. Laws c 91 or the regulations promulgated thereunder relating to the displacement of “water dependent uses”. SPRAGUE OPERATING RESOURCES shall provide such documentation as SPRAGUE HOLDINGS may request stating that such expiration, forfeiture, surrender or termination is in the context of a “voluntary arrangement” as that term is in 310 C.M.R. 9.36 (4)(b). Provided, however, the foregoing shall not be construed to affect any indemnity, right or claim of SPRAGUE OPERATING RESOURCES relating to personal injury or damage to property as provided in Article 15.4 hereof. It is agreed between SPRAGUE HOLDINGS and SPRAGUE OPERATING RESOURCES that any and all structures, buildings, additions, improvements, equipment, apparatus, alterations and replacements constructed by or for SPRAGUE OPERATING RESOURCES on the Oil Terminal or placed thereon by or for SPRAGUE OPERATING RESOURCES including by way of illustration but without limitation thereto, the items hereinafter specified, as well as all items of the type specified, shall be deemed to be and shall be affixed to and be a part of the Oil Terminal, and shall not be removed therefrom except upon written order of SPRAGUE HOLDINGS: oil storage tanks; fuel oil heaters; fuel oil pumps and drivers; oil piping, steam, water and other piping and valves; electrical conduits, wiring and motors; instruments and controls; buildings including all portions and the contents thereof; roadways; fencing; and (also including all appurtenances and all items attached to the foregoing). For the purposes of this Section 21, the term “Improvements” shall include all buildings, replacement, changes, additions, fixtures and improvements now existent or at any time constructed upon the Oil Terminal, including by way of illustration and not limitation, oil storage and pumping facilities and pipelines, with all equipment in or appurtenant thereto. Notwithstanding the foregoing, SPRAGUE OPERATING RESOURCES shall have the option of removing any equipment of their installation which will not impair the use by SPRAGUE HOLDINGS of the Oil Terminal in a manner consistent with its original condition; to the extent SPRAGUE HOLDINGS has an interest in purchasing any such equipment installed by SPRAGUE OPERATING RESOURCES, SPRAGUE OPERATING RESOURCES shall make a proposal for such purchase by SPRAGUE HOLDINGS upon the request of SPRAGUE HOLDINGS.

21.2    SPRAGUE HOLDINGS’ Operation of Oil Terminal. In the event of any dispute between the Parties as to the termination of this Operating Agreement or as to possession of or title to the Improvements, SPRAGUE HOLDINGS shall, pending final determination of such dispute, have the right subject to subsection 18.3 to make entry on the Oil Terminal and use any and all facilities.

21.3    Right to Relet. At any time or from time to time after any such expiration or termination, SPRAGUE HOLDINGS may contract for the use of the Oil Terminal, or any part thereof, in the name of SPRAGUE HOLDINGS or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Operating Agreement) and on such conditions (which may include concessions or free Operating Fees) as SPRAGUE HOLDINGS, in its reasonable discretion, may determine and may collect and receive the Operating Fees therefor. SPRAGUE HOLDINGS shall in no way be responsible or liable for any failure to contract for the use of the Oil Terminal or any part thereof, or for any failure to collect any Operating Fees due upon any such contracting, but agrees to use reasonable efforts to mitigate damages.

21.4    Survival of Covenants. No such expiration or termination of this Operating Agreement shall relieve SPRAGUE HOLDINGS, SPRAGUE OPERATING RESOURCES or SPRAGUE MASSACHUSETTS of their respective liabilities and obligations under this Operating Agreement and such liability.

21.5    Right to Equitable Relief. In the event of any breach or threatened breach by any of the Parties of any of the covenants, agreements, terms or conditions contained in this Operating Agreement, the other party shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings, and other remedies were not provided for in this Operating Agreement.

22.    INVALID PROVISIONS.

If any term, covenant, condition or provision of this Operating Agreement or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Operating Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Operating Agreement shall be valid and be enforced to the fullest extent permitted by law.

23.    NO WAIVERS.

Failure of SPRAGUE HOLDINGS or SPRAGUE MASSACHUSETTS to complain of any act or omission by SPRAGUE OPERATING RESOURCES, no matter how long the same may continue, shall not be deemed to be a waiver by SPRAGUE HOLDINGS or SPRAGUE MASSACHUSETTS of any of their respective rights hereunder. No waiver by SPRAGUE HOLDINGS or SPRAGUE MASSACHUSETTS at any time, expressed or implied, of any breach of any provision of this Operating Agreement shall be deemed a waiver of a breach of any other provision of this Operating Agreement or a consent to any subsequent breach of the same or any other provision. No acceptance by SPRAGUE HOLDINGS or SPRAGUE MASSACHUSETTS or by SPRAGUE OPERATING RESOURCES of any partial payment shall constitute an accord or satisfaction but shall only be deemed a partial payment on account.

24.    NOTICES AND COMMUNICATIONS.

All notices, demands, requests and other communications provided for or permitted under this Operating Agreement shall be in writing and shall be delivered either in person, by prepaid telegram, or other telecommunication device, or by registered or certified mail, return receipt requested, to the following addresses:

(a)	if to SPRAGUE HOLDINGS, at 2 International Drive, Suite 200, Portsmouth, New Hampshire 03801 Vice President, with a copy to Legal Department.

(b)	if to SPRAGUE MASSACHUSETTS, at 2 International Drive, Suite 200, Portsmouth, New Hampshire 03801 Vice President, with a copy to Legal Department.

(c)	if to SPRAGUE OPERATING RESOURCES, at 2 International Drive, Suite 200, Portsmouth, New Hampshire 03801, with a copy to Paul A. Scoff, Esq., General Counsel, at the same address.

Any notice provided herein shall become effective only upon and at the time of receipt by the person to whom it is given, unless such notice is mailed by first-class registered mail, in which case it shall be deemed to be received on (i) the third Business Day following the mailing thereof or (ii) the day of its receipt, if a Business Day, or if the day of its receipt is not a Business Day, the next succeeding Business Day, whichever of (i) or (ii) be the earlier.

22.    LIMITATION OF LIABILITY.

None of SPRAGUE OPERATING RESOURCES, SPRAGUE HOLDINGS or SPRAGUE MASSACHUSETTS shall be liable to the other for any claim in the nature of incidental, consequential or special damages, or for lost profits or revenues, arising from a breach or alleged breach of this Agreement.

23.    APPLICABLE LAW.

This Operating Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

24.    ENTIRE AGREEMENT.

This Operating Agreement constitutes the entire understanding between the parties relating to the subject matter hereof, and supersedes all prior written or oral communications, understandings and agreements. This Operating Agreement may be modified or amended only by a written agreements signed by the authorized representatives of the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Operating Agreement, as of the date first above written.

SPRAGUE RESOURCES HOLDINGS LLC

By:
Name:
Title:

SPRAGUE MASSACHUSETTS PROPERTIES, LLC

By:
Name:
Title:

SPRAGUE OPERATING RESOURCES LLC

By:
Name:
Title:

[Signature Page to Terminal Operating Agreement]

EXHIBIT A

PLAN OF PREMISES

LOCUS
ACUSHNET RIVER
VICINITY MAP
NOT TO SCALE
FLOOD STATEMENT
THE BULKHEAD AT WATER'S EDGE SEPERATES FLOOD ZONE "A1" FROM FLOOD ZONE "B".
SURVEY LEGEND
BASIS OF BEARINGS
ALTA / ACSM
LAND TITLE SURVEY
BENNETT ENGINEERING
LAND SURVEYING, ENGINEERING, & DEVELOPMENT SERVICES
PO BOX 297
SAGAMORE BEACH, MA 02562
SHEET 1 of 2
ASC NATIONAL LLC
Sprague Energy Corp.
Two International Drive
Suite 200
Portsmouth, NH 03801
MACARTHUR DRIVE
ACCESS TO PROPERTY
EXISTING BUILDING
39,120 S.F.
PARCEL C
MAP 42
211,690± S.F.
4.86± ACRES
EXISTING
4 STORY
BRICK BUILDING
82,920± S.F.
MACARTHUR DRIVE
ACCESS TO PROPERTY
PINE STREET
ACCESS TO PROPERTY
CROSS STREET
LEONARD STREET
SURVEY PLAN
GRAPHIC SCALE 1" = 60'
METERS
FEET
PARCEL B
MAP 42
274,570± S.F.
6.30± ACRES
PARCEL A
MAP 42
1,081,680± S.F.
24.83± ACRES (TOTAL)
10.94± ACRES (LAND)
ACUSHNET RIVER
(NEW BEDFORD HARBOR)
COMBINED PIERHEAD & BULKHEAD LINE
ENCROACHMENT STATEMENT:
CHAIN-LINK FENCING ENCROACHES ONTO PROPERTY AS SHOWN.
CONCRETE PAD ENCROACHES ONTO PROPERTY AS SHOWN.
PAVEMENT ENCROACHES ONTO PROPERTY AS SHOWN.
N/F
W. TRADING, INC.

ACUSHNET RIVER
LOCUS

VICINITY MAP
NOT TO SCALE

SURVEY LEGEND

GAS SHUTOFF VALVE
CHAIN LINK FENCE
OVERHEAD WIRE
GUY WIRE
RECORD
RIGHT-OF-WAY
UTILITY POLE
ELECTRIC BOX/VAULT
IRON PIPE/PIN
ALSO KNOWN AS
NOW OR FORMERLY
SIGN
MEASURED
LIGHT POLE
POINT OF BEGINNING
ELECTRIC MANHOLE
SEWER MANHOLE
WATER SHUT-OFF
CATCH BASIN
PHYSICAL ENTRANCE
HYDRANT
GRANITE BOUND FOUND
CONCRETE/STEEL BOLLARD
TRANSMISSION PIPE LINES

SURVEYOR'S NOTES:

1. No observable evidence of earth moving work, building construction or building additions within recent months.
2. No observable evidence of changes in street right of way lines completed, and available from the controlling jurisdiction and no observable evidence of recent street or sidewalk construction or repairs.
3. No observable evidence of site use as a solid waste dump, sump or sanitary landfill.
4. Property has physical access to Pine Street.
5. All statements within the certification, and other references located elsewhere hereon, related to: utilities, improvements, structures, buildings, parking, easements, servitudes, and encroachments, are based solely on above ground, visible evidence, unless another source of information is specifically referenced hereon.
6. All calls are record and measured unless otherwise shown.

ALTA / ACSM LAND TITLE SURVEY

Surveyor:

BENNETT ENGINEERING
LAND SURVEYING, ENGINEERING, & DEVELOPMENT SERVICES

PO BOX 297
SAGAMORE BEACH, MA 02562
TEL. (508) 888-4868
FAX. (508) 888-4867

Project Name:	SPRAGUE ENERGY CORPORATION
Project Location:	NEW BEDFORD, MASSACHUSETTS
Project Address:	Pine Street & MacArthur Drive
Client Number:	SE-15

Work Coordinated by:

ASC NATIONAL LLC
1[illegible] MAIN STREET
WALTHAM, MA [illegible]
TELEPHONE [illegible] FAX [illegible]

Prepared for:

Sprague Energy Corp.
Two International Drive
Suite 200
Portsmouth, NH 03801

SHEET 2 of 2

Date	1/30/2006
Drawn by	[illegible]
Apprvd by	[illegible]
Dwg. No.	1
Proj. No.	1205-25484

REVISIONS

DESCRIPTION	DATE

TITLE COMMITMENT LEGAL DESCRIPTION:

The land referred to in this Commitment is described as follows:

Parcel A shown on a plan entitled "Division of Property, McArthur Drive, New Bedford, MA (Bristol County) Prepared for: Commonwealth Electric Company", dated May 2, 2005, and recorded with the Bristol County (Southern District) registry of Deeds in Book 157-09.

Within said parcel are parcels of registered land described as Lot A and Lot B shown on Land Court Plan No. 928A, dated September 7, 1904, a copy of which is filed with Certificate of Title No. 111.

PARCEL "A"

Beginning at a point, said point being the Northeast corner of the Pine Street cul-de-sac; thence

N38°57'58"E Twenty-three and 83/100 (23.83) feet to a point; thence

N83°24'12"E Fifty-three and 76/100 (53.76) feet to a point; thence

N39°47'50"E Thirty-seven and 44/100 (37.44) feet to a point; thence

N07°20'21"W Seventy-seven and 31/100 (77.31) feet to a point; thence

S82°31'16"W Forty-three and 74/100 (43.74) feet to a point; thence

S07°33'09"E Eleven and 43/100 (11.43) feet to a point; thence

S82°34'39"W Thirty-seven and 59/100 (37.59) feet to a point; thence

N07°22'07"W Eleven and 21/100 (11.21) feet to a point; thence

S82°35'39"W Twenty and 83/100 (20.83) feet to a point; thence

N7°29'28"W Seventy and 82/100 (70.82) feet to a point; thence

S82°33'08"W Nine and 08/100 (9.08) feet to a point; thence

N07°18'18"W Nineteen and 17/100 (19.17) feet to a point; thence

S82°37'54"W Forty-eight and 90/100 (48.90) feet to a point; thence

N07°25'37"W One Hundred Twenty and 17/100 (120.17) feet to a point; thence

N82°27'09"E Seventy-nine and 35/100 (79.35) feet to a point; thence

S06°47'37"E Ten and 23/100 (10.23) feet to a point; thence

N82°30'15"E Two Hundred Twelve and 88/100 (212.88) feet to a point; thence

N07°27'18"W Fifty-five and 32/100 (55.32) feet to a point; thence

N34°09'01"E Twenty-five and 74/100 (25.74) feet to a point; thence

N82°31'25"E Eighty-two and 14/100 (82.14) feet to a point; thence

N07°21'09"W One Hundred Eighty-three and 28/100 (183.28) feet to a point; thence

S82°36'48"W Two Hundred Ten and 13/100 (210.13) feet to a point, the last twenty-two (22) courses being by Parcel "C"; thence

N08°28'22"W Seventy-two and 42/100 (72.42) feet to a point; thence

N82°43'24"E One Hundred Sixty-four and 68/100 (164.68) feet to a point; thence

N06°47'36"W Two Hundred Fifty-three and 27/100 (253.27) feet to a point, the last three (3) courses being by land now or formerly NSTAR Gas; thence

N83°31'57"E Two Hundred Twenty and 28/100 (220.28) feet to a point; thence

S05°46"E (S05°57'46"E) Sixty-two and 71/100 (62.71) feet to a point; thence

N83°00"E (N83°09'00"E) Five Hundred Sixty-four and 51/100 (564.51) feet to a point, the last three (3) courses being by land now or formerly City of New Bedford; thence

S14°26'10"E One Thousand One Hundred Fifty-three and 80/100 (1153.80) feet by the Combined Pierhead and Bulkhead Line to a point; thence

S81°30'00"W Five Hundred Sixty-five and 81/100 (565.81) feet by land now or formerly W. Trading, Inc. to a point; thence

N09°07'57"W One Hundred Fifty-six and 31/100 (156.31) feet to a point; thence

S80°24'51"W Three Hundred Seventeen and 39/100 (317.39) feet to a point; thence

Northwesterly Sixty-six and 70/100 (66.70) feet by a curve to the right having a radius of Eighty-nine and 39/100 (89.39) feet to a post (point); thence

S79°36'33"W One Hundred Twenty-three and 84/100 (123.84) feet to a point; thence

N08°55'39"W Thirty-four and 24/100 (34.24) feet to a point; thence

N58°51'17"W One Hundred Twenty-eight and 63/100 (128.63) to a point; thence

S83°13'45"W Thirty-five and 26/100 (35.26) feet to a point, the last seven (7) courses being by Parcel "B"; thence

N07°59'06"W Fifty-one and 83/100 (51.83) feet by the Easterly end of Pine Street to the point of beginning.

ZONING DATA

ZONE: WATERFRONT INDUSTRIAL (IW)

	REQUIRED	EXISTING
AREA:	[illegible] acres	24.83± a.c.
DEPTH:	[illegible]	[illegible]
FRONTAGE:	[illegible]	0.0'
FRONT YARD:	[illegible]	0.0'
SIDE YARD:	[illegible]	0.0'
REAR YARD:	[illegible]	0.0'
HEIGHT:	[illegible] (max)	0'
COVERAGE:	[illegible] (max)	0%
OPEN SPACE:	[illegible] (min)	0%

ALTA CERTIFICATION

The undersigned Timothy R. Bennett, a registered land surveyor in the Commonwealth of Massachusetts identified below Surveyor's signature, has prepared Surveyor's survey dated January [illegible], 2006 (Job No. [illegible]) [illegible]

Signature: [illegible]
Name: Timothy R. Bennett, PLS
Date: [illegible]
Commonwealth of Massachusetts
License Number: [illegible]
Seal: Registered Professional Land Surveyor

NOTES CORRESPONDING TO SCHEDULE B:

THE COMMITMENT FOR TITLE INSURANCE ISSUED BY CHICAGO TITLE INSURANCE COMPANY DATED DECEMBER 16, 2005, AS COMMITMENT NO. 2551-25365, CONTAINS THE FOLLOWING EXCEPTIONS WHICH ARE SURVEY MATTERS:

7. License No. 3553 (3533) by the Board of Harbor and Land Commissioners to the build a pile wharf, sea wall and bulkhead on the Acushnet River, recorded in Book 346, Page 143. Pile wharf no longer in existence. Seawall & bulkhead does not apply to subject property.

8. License No. 536 by the Department of Public Works, Division of Waterways and Public Lands for a License to build structures and dredge a canal and fill solid in the Acushnet River, recorded in Book 644, Page 372. Bulkhead is shown hereon. Dredging & filling does not affect subject property.

9. License No. 879 by the Department of Public Works for License to build structures, dredge a canal and fill solid in the Acushnet River recorded in Book 666, Page 161. Bulkhead is shown hereon. Dredging & filling does not affect subject property.

10. License No. 1443 by the Department of Public Works to build and maintain a pile dolphin (in) the Acushnet River recorded in Book 733, Page 161. Does not affect subject property.

11. License No. 2052 by the Department of Public Works to maintain structures as built and filling as placed in the Acushnet River, recorded in Book 883, Page 231. Areas to maintain as shown hereon. Unloading platform no longer in existence.

12. License No. 395 by Harbor Commissioners Office to dredge a canal in front of its wharf, recorded in Book 87, Page 36. Document references plan #395, which was never received.

13. License No. 712 by the Board of Harbor and Land Commissioners to extend its wharf in the Harbor of New Bedford, recorded in Book 101, Page 417. Does not apply to subject property.

14. License No. 789 by the Board of Harbor and Land Commissioners to construct a platform, recorded in Book 373, Page 106. Does not apply to subject property.

15. License No. 779 by the Board of Harbor and Land Commissioners to construct an addition to a wharf in the Acushnet River, recorded in Book 106, Page 374. Does not apply to subject property.

16. License No. 1136 by the Board of Harbor and Land Commissioners for License to extend its wharf by building a sea wall and filling solid in the Acushnet River, recorded in Book 133, Page 265. As shown hereon.

17. License No. 1210 and 1210A by the Board of Harbor and Land Commissioners to widen and extend its wharf and fill solid, recorded in Book 136, Page 106. As shown hereon.

18. License No. 2074 by the Board of Harbor and Land Commissioners to extend its wharf in the Acushnet River, recorded in Book 181, Page 129. As shown hereon.

19. License No. 2119 by the Board of Harbor and Land Commissioners to extend its wharf by building a sea wall and filling solid, recorded in Book 186, Page 166. As shown hereon.

20. License No. 2525 by the Board of Harbor and Land Commissioners to build a sea wall and fill solid, recorded in Book 226, Page 204. As shown hereon.

21. License No. 2526 by the Board of Harbor and Land commissioners to build a sea wall and fill solid, recorded in Book 226, Page 205. As shown hereon.

22. License No. 2598 by the Board of Harbor and Land Commissioners to drive additional piles at a wharf on the Acushnet River, recorded in Book 237, Page 39. Does not apply to subject property.

23. License No. 2668 by the Board of Harbor and Land Commissioners to build a wharf on the Acushnet River, recorded in Book 226, Page 519. As shown hereon.

24. License No. 2849 by the Board of Harbor and Land Commissioners to build a solid filled wharf on the Acushnet River, recorded 111 Book 237, Page 523. As shown hereon.

25. License No. 2956 by the Board of Harbor and Land Commissioners to extend their wharf into the Acushnet River, recorded in Book 256, Page 133. As shown hereon.

26. License No. 3064 by the Board of Harbor and Land Commissioners to repair and strengthen a wharf on the Acushnet River, recorded in Book 256, Page 328. As shown hereon.

27. License No. 3863 by the Board of Harbor and Land Commissioners to extend a wharf by building a bulkwall and bulkhead and filling solid in the Acushnet River, recorded in Book 409, Page 457. As shown hereon.

28. License No. 3936 by the Board of Harbor and Land Commissioners to lay and maintain gas pipes and cables for the transmission of electricity under the tidewaters of the Acushnet River, recorded in Book 419, Page 328. As shown hereon.

29. License No. 4059 by the Board of Harbor and Land Commissioners to build a sea wall and a pile wharf to fill solid and do dredge on the Acushnet River, recorded in Book 435, Page 405. Filling as shown hereon. Pile wharf no longer in existence.

30. License No. 4077 by the Board of Harbor and Commissioners to lay and maintain gas pipes and cables for the transmission of electricity under the tidewaters of the Acushnet River, recorded in Book 435, Page 423. As shown hereon.

31. License No. 53 by the Commission on Waterways and Public Lands for a license to build a bulkhead in the Acushnet River, recorded in Book 447, Page 308. As shown hereon.

32. License No. 98 by the Commission on Waterways and Public Lands for a license to extend its wharf by building a wall and bulkhead on the Acushnet River, recorded in Book 453, Page 342. As shown hereon.

33. License No. 240 by the Commission on Waterways and Public Lands for License to build and maintain four pile dolphins and to dredge in the Acushnet River, recorded in Book 471, Page 133. Dolphins no longer in existence. Dredging as shown hereon.

34. License No. 281 by the Commission on Waterways and Public Lands for License to build and maintain two pile dolphins in the Acushnet River, recorded in Book 484, Page 193. No longer in existence.

35. License No. 289 by the Commission on Waterways and Public Lands for license to make repairs and extension of a wharf on the Acushnet River, recorded in Book 484, Page 380. Does not apply to subject property.

36. License No. 31 by the Department of Public Works, Division of Waterways and Public Lands to build and maintain a wharf in the Acushnet River, recorded in Book 508, Page 209. As shown hereon.

37. License No. 149 by the Division of Waterways and Public Lands to construct and maintain four pile dolphins and a platform connecting the same, recorded in Book 521, Page 86. No longer in existence.

38. License No. 210 by the Division of Waterways and Public Lands (Lands) to repair a wharf on the Acushnet River, recorded in Book 532, Page 366. Does not apply to subject property.

39. License No. 810 (815) by the Division of Waterways and Public Lands to dredge a canal at mean low water, recorded in Book 583, Page 429. As shown hereon.

40. License No. 463 by the Division of Waterways and Public Lands to lay and maintain a submarine cable for the transmission of electricity, recorded in Book 557, Page 298. As shown hereon.

41. License No. 1150 by the Department of Public Works to lay and maintain two submarine cables in, under and across the Acushnet River, recorded in Book 601, Page 361, as affected by a supplemental license, dated August 5, 1935, recorded in Book 603, Page 230. Does not apply to subject property.

42. License No. 3042 by the Department of Public Works to build and maintain a pile and timber platform, recorded in Book 946, Page 498. As shown hereon.

43. License No. 3234 by the Department of Public Works to build a cellular pier, catwalk and dolphins/pile dolphins, recorded in Book 986, Page 125. As shown hereon.

44. License No. 3818 by the Department of Public Works to construct and maintain 40 feet diameter steel sheet pile mooring cell, catwalk and wood platform, recorded in Book 1112, Page 486. As shown hereon.

45. License No. 4440 by the Department of Public Works to construct rip-rap, recorded in Book 1237, Page 324. As shown hereon.

46. License No. 4807 by the Department of Public Works to place stone rip-rap recorded in Book 1546, Page 213. As shown hereon.

47. License No. 1230 by the department of Environmental Quality Engineering to reconstruct and maintain a bulkhead and place fill, recorded in Book 1921, Page 1248. As shown hereon.

48. License No. 1793 by the Department of Environmental Quality Engineering to reconstruct and maintain a section of an existing bulkhead, recorded in Book 2145, Page 224. As shown hereon.

49. License No. 3869 by the Department of Environmental Quality Engineering to construct and maintain a sheet steel bulkhead, recorded in Book 3356, Page 286. As shown hereon.

50. License No. 8327 by the Department of Environmental Protection to install and maintain two submarine cable conduits, one electric transmission cable and to relocate fourteen existing submarine cables, recorded in Book 4547, Page 330. Does not affect subject property.

51. Discontinuance of Cross Street by City of New Bedford, dated April 25, 1968, recorded in Book 1564, Page 829. As shown hereon.

52. Discontinuance of a Leonard Street by the City of New Bedford, dated April 25, 1968, recorded in Book 1564, Page 831. As shown hereon.

53. Discontinuance of Pine Street by the City of New Bedford, dated April 25, 1968, recorded in Book 1564, Page 847. As shown hereon.

54. Layout of Pine Street, dated October 15, 1968, recorded in Book 1574, Page 820. As shown hereon.

55. Layout of MacArthur Drive by the City of New Bedford, dated October 15, 1968 recorded in Book 1574 Page 824, as affected by a further layout of MacArthur Drive, dated August 20, 1970 recorded in Book 1605, Page 1165, as affected by a further layout of MacArthur Drive dated May 22, 1980 recorded in Book 1972, Page 7. As shown hereon.

56. Discontinuance of Walnut Street by the City of New Bedford, dated July 17, 1969, recorded in Book 1587, Page 376. Does not affect subject property.

57. Discontinuance of Coffin Street by the City of New Bedford, dated June 27, 1946, recorded in Public Improvement Book 6, Page 189. As shown hereon.

58. Discontinuance of Cannon street by the City of New Bedford, dated June 27, 1946, recorded in Book 6, Page 189. As shown hereon.

59. Reservations set forth in a Deed from Greene & Wood, Inc., dated December 29, 1943, recorded in Book 876, Page 462, as affected by an Amendment of Provisions as to right of way, dated March 17, 1946, recorded in Book 911, Page 219, as further affected by a Conveyance of all right, title and interest in and to the right, dated December 5, 1952, recorded in Book 1076, Page 268 and a further Release of Rights, dated December 5, 1952, recorded in book 1076, Page 267. Does not affect subject property.

60. Provisions set forth in Takings by the New Bedford Redevelopment Authority, recorded in Book 1526, Page 990, Book 1536, Page 1153, Book 1554, Page 1153 and Book 1556, Page 223. As shown hereon.

61. Covenants and Agreements set forth in the Deed from the New Bedford Redevelopment Authority, recorded in Book 1620, Page 158. Does not affect subject property.

62. Covenants and Agreements set forth in the Deed from the New Bedford Redevelopment Authority, recorded in Book 1620, Page 166, as affected by a Certificate of Completion and Approval, recorded in Book 1674, page 27. Does not affect subject property.

63. Easement set forth in a deed from John H. Towne, dated June 27, 1896, recorded in Book 21, Page 524. Unable to plot. Document referenced "Gas Works Chimney" is no longer in existence.

64. Grant of Easements to Commonwealth Gas Company, dated December 31, 1986, recorded in Book 1616, Page 232. Cannot be shown as it is blanket in nature.

65. Drainage Easement set forth in a Deed from New Bedford Gas & Light Company, recorded in Book 218, Page 321. Cannot be shown as it is blanket in nature.

66. Agreement dated July 3, 1901, recorded in Book 226, Page 182. As shown hereon.

67. Provisions of an Agreement, recorded in Book 256, Page 48. As shown hereon.

68. Easements to the City of New Bedford, recorded in Book 1003, Pages 137 and 180. As shown hereon.

69. Hurricane Protection Barrier Act by the City of New Bedford, recorded in Book 1536, Page 4. Cannot be shown as it is blanket in nature.

70. Provisions of the pier head and bulkhead lines as established by the Secretary of War and shown on Plan No. 36478. As shown hereon.

71. Agreement by and between Elizabeth R. Holmes and the New Bedford Gas & Light Company, recorded in Book 415, Page 254. As shown hereon.

72. Right of Way set forth in a Taking, recorded in Book 420, Page 140, as affected by a License by the Board of Gas and Electric Light Commissioners, dated April 1, 1915, recorded in Book 420, Page 216, as further affected by an Agreement, dated June 4, 1981, recorded in Book 1625, Page 16. Does not affect subject property.

73. Grant of Easement by and between Commonwealth Electric Company and NSTAR dated December 23, 2005 and recorded in Book 7636, Page 274. Cannot be shown as it is blanket in nature.

74. Grant of Easement between Sprague Massachusetts Properties LLC and Commonwealth Electric Company dated December 27, 2005 and recorded in Book 7636, Page 287. Cannot be shown as it is blanket in nature.

NOTE:
While specifically excluded from coverage herein, the following matters are on record at the Bristol South Registry of Deeds:

(a) Order of Conditions, recorded in Book 1866, Page 277.

(b) Order of Conditions, recorded in Book 1917, Page 231, as affected by Certificate of Compliance, recorded in Book 1964, Page 689.

(c) Order of Conditions, recorded in Book 2026, Page 983, as affected by Certificate of Compliance, recorded in Book 2274, Page 194.

(d) Order of Conditions, recorded in Book 3131, Page 117, as affected by Extension Permits, recorded in Book 3790, Pages 142 and Book 3988, Page 177.

EXHIBIT B

INSURANCE REQUIREMENTS

General and Excess Liability—SPRAGUE OPERATING RESOURCES must supply proof of coverage for bodily injury or property damage to third parties in the amount of $10,000,000. Coverage must be occurrence, or if claims- made, must include an extended discovery period of three years from the last day of the contract. Coverage may be purchased in layers as long as the combined single limit is $10,000,000. Coverage must include coverage for care, custody and control.

Workers Compensation—SPRAGUE OPERATING RESOURCES will provide proof of coverage for workers compensation coverage for 1) exposures in the Commonwealth of Massachusetts, 2) Longshoremen and Harbor Workers’ Act, and 3) Jones Act if applicable. Employers Liability in the amount of $1,000,000 shall be provided. All policies shall contain a waiver of subrogation in favor of the indemnitees.

Automobile Liability—SPRAGUE OPERATING RESOURCES shall provide automobile liability coverage in the amount of $1,000,000.

Property—SPRAGUE OPERATING RESOURCES shall provide proof of either an All Risk property insurance policy or a Named Perils policy and a Difference in Conditions policy covering the oil terminal property on a replacement cost basis. The policy(ies) shall contain a waiver of subrogation in favor of the indemnitees. Coverage shall include fire department charges and costs of fire suppression chemicals.

Difference in Conditions—SPRAGUE OPERATING RESOURCES shall obtain a limit of $25,000,000 and coverage shall include Wharfingers Liability, Charterer’s Liability, Terminal Owners Liability and Safe Berth exposure.

Oil Pollution Bond—SPRAGUE OPERATING RESOURCES shall post an oil pollution bond in the amount of $25,000 for the SPRAGUE MASSACHUSETTS of Massachusetts, Division of Water Pollution Control, per statutory requirements as in effect from time to time. Each of SPRAGUE HOLDINGS and SPRAGUE MASSACHUSETTS shall be listed as a principal on the bond along with SPRAGUE OPERATING RESOURCES. SPRAGUE OPERATING RESOURCES shall provide a certified copy of the bond to each of SPRAGUE HOLDINGS and SPRAGUE MASSACHUSETTS.

Vessel Requirements—SPRAGUE OPERATING RESOURCES must obtain a certificate of insurance from each vessel that docks at the terminal. The certificate must be obtained prior to docking and must include coverage for Protection & Indemnity and specifically list the vessel.

Oil Pollution Coverage—SPRAGUE OPERATING RESOURCES shall maintain all coverage required pursuant to the Oil Pollution Act of 1990 and the regulations promulgated thereunder, as the same may be in effect from time to time. SPRAGUE OPERATING RESOURCES shall also insure that all vessels transporting Oil to the Oil Terminal maintain such coverage.